                                                               EXHIBIT 2.6


                                                           Lease No. 06155
                                                2750 North Snelling Avenue
                                                      Roseville, Minnesota

                                      LEASE

                                     BETWEEN

                          CAPTEC NET LEASE REALTY, INC.

                                       AND

                              ARG ENTERPRISES, INC.

                            Dated: September __, 1996

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1         FUNDAMENTAL LEASE PROVISIONS..................................................................  1

ARTICLE 2         EXHIBITS......................................................................................  2

ARTICLE 3         PREMISES......................................................................................  2

ARTICLE 4         TERM..........................................................................................  2
         4.01     Term..........................................................................................  2
         4.02     Option to Extend Lease Term...................................................................  2

ARTICLE 5         LIENS.........................................................................................  3

ARTICLE 6         RENT..........................................................................................  3
         6.01     Rent..........................................................................................  3
         6.02     Rental Adjustments............................................................................  4
         6.03     Net Lease; Impositions........................................................................  4

ARTICLE 7         USE OF THE PREMISES...........................................................................  5
         7.01     Use...........................................................................................  5
         7.02     Compliance With Law...........................................................................  5
         7.03     Permits and Licenses..........................................................................  5

ARTICLE 8         UTILITIES.....................................................................................  5
         8.01     Payment.......................................................................................  5
         8.02     Interruption in Service.......................................................................  5

ARTICLE 9         TAXES.........................................................................................  6
         9.01     Payment of Taxes..............................................................................  6
         9.02     Definition of "Real Property Taxes"...........................................................  6
         9.03     Personal Property Taxes.......................................................................  6
         9.04     Tenant's Right to Contest Taxes...............................................................  6

ARTICLE 10        MAINTENANCE AND REPAIRS.......................................................................  7
         10.01    Tenant's Obligations..........................................................................  7
         10.02    Landlord's Obligations........................................................................  8
         10.03    Landlord's Rights.............................................................................  8

ARTICLE 11        INSURANCE AND INDEMNIFICATION.................................................................  8
         11.01    Tenant's Insurance Obligation.................................................................  8
         11.02    Subrogation Waiver............................................................................  9
         11.03    Insurance Use Restrictions.................................................................... 10
         11.04    Indemnification............................................................................... 10
         11.05    Payment of Insurance.......................................................................... 10

ARTICLE 12        ALTERATIONS................................................................................... 11
         12.01    Permitted Improvements........................................................................ 11
         12.02    Liens......................................................................................... 11
         12.03    Structural Alterations........................................................................ 11
         12.04    Removal of Alterations........................................................................ 11
         12.05    Alterations Required by Law................................................................... 11

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
         12.06    General Conditions Relating to Alterations.................................................... 11

ARTICLE 13        SIGNS......................................................................................... 12

ARTICLE 14        DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD ................................................... 12
         14.01    Obligation to Rebuild......................................................................... 12
         14.02    No Abatement of Rent.......................................................................... 12

ARTICLE 15        EMINENT DOMAIN................................................................................ 13
         15.01    Total Taking.................................................................................. 13
         15.02    Partial Taking................................................................................ 13
         15.03    Award......................................................................................... 13
         15.04    Transfer Under Threat of Taking............................................................... 13

ARTICLE 16        ASSIGNMENT AND SUBLETTING..................................................................... 14
         16.01    Landlord's Consent Required................................................................... 14
         16.02    Assumption of Obligations..................................................................... 14
         16.03    Assignment to Affiliate....................................................................... 14
         16.04    Hypothecation of Lease........................................................................ 14
         16.05    Corporate/Partnership/Limited Liability Company Restrictions.................................. 14
         16.06    No Release of Tenant.......................................................................... 14

ARTICLE 17        DEFAULT; REMEDIES............................................................................. 15
         17.01    Default....................................................................................... 15
         17.02    Remedies...................................................................................... 16
         17.03    Administrative Fee............................................................................ 16
         17.04    Default by Landlord........................................................................... 17
         17.05    Mitigation.................................................................................... 17
         17.06    Lender's Right to Cure........................................................................ 17

ARTICLE 18        SUBORDINATION................................................................................. 17

ARTICLE 19        QUIET ENJOYMENT............................................................................... 17

ARTICLE 20        REPRESENTATIONS AND WARRANTIES................................................................ 17
         20.01    Representations and Warranties................................................................ 17
         20.02    Financial Statements.......................................................................... 18

ARTICLE 21        SURRENDER OF PREMISES......................................................................... 19

ARTICLE 22        BANKRUPTCY OR INSOLVENCY...................................................................... 19

ARTICLE 23        HAZARDOUS MATERIALS........................................................................... 21
         23.01    Representations and Warranties................................................................ 21
         23.02    Definitions................................................................................... 22
         23.03    Tenant's Obligation........................................................................... 23
         23.04    Landlord Options.............................................................................. 23
         23.05    Indemnity..................................................................................... 23
         23.06    Survival...................................................................................... 23

ARTICLE 24        GENERAL PROVISIONS............................................................................ 23
         24.01    Estoppel Certificates......................................................................... 23
         24.02    Severability.................................................................................. 24

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
         24.03    Entire Agreement.............................................................................. 24
         24.04    Notices....................................................................................... 24
         24.05    Waivers....................................................................................... 24
         24.06    Recording..................................................................................... 24
         24.07    Holding Over.................................................................................. 24
         24.08    Cumulative Remedies........................................................................... 24
         24.09    Choice of Law................................................................................. 24
         24.10    Attorneys' Fees............................................................................... 25
         24.11    Force Majeure................................................................................. 25
         24.12    Consent....................................................................................... 25
         24.13    Liability of Landlord......................................................................... 25
         24.14    No Merger..................................................................................... 25
         24.15    Reports....................................................................................... 25
         24.16    Definition of Rent............................................................................ 25
         24.17    Interpretation................................................................................ 25
         24.18    Relationship of the Parties................................................................... 26
         24.19    Successors.................................................................................... 26
         24.20    Modifications................................................................................. 26
         24.21    Brokerage Fees................................................................................ 26
         24.22    Not Binding Until Executed.................................................................... 26
         24.23    Counterparts.................................................................................. 26

EXHIBIT A.......................................................................................................A-1

EXHIBIT B.......................................................................................................B-1

                                      LEASE

         In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the following Premises (as hereinafter defined) upon the following terms and conditions:

                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS

         Date:                      September ___, 1996

         Commencement Date:         September ___, 1996

         Landlord:                  Captec Net Lease Realty, Inc., a Michigan
                                    corporation

         Tenant:                    ARG Enterprises, Inc., a California
                                    corporation

         Tenant's
         Trade Name:                Stuart Anderson's Cattle Company restaurant

         Lease Term:                Twenty-Five (25) years, commencing on
                                    the Commencement Date and ending on
                                    September 30, 2021, with three (3) renewal options of five (5) years each.
                                                      (Article 4, Section 4.01)

         Annual Rent:               Two Hundred Fifty-Six Thousand Four Hundred
                                    Twenty-Two and 00/100 Dollars ($256,422.00),
                                    subject to adjustment as hereinafter
                                    provided.
                                                      (Article 6, Section 6.01)

                                    The Annual Rent shall be payable on the
                                    first day of each month, commencing October
                                    1, 1996, in twelve (12) equal installments each in the amount of Twenty-One Thousand Three Hundred Sixty-Nine and 00/100 Dollars ($21,369.00) during each year of the term of this Lease, subject to proration or adjustment as hereinafter provided.

         Addresses for
         Notices:       To Landlord:   Captec Net Lease Realty, Inc.
                                       24 Frank Lloyd Wright Drive
                                       Lobby L, 4th Floor
                                       P. O. Box 544
                                       Ann Arbor, Michigan  48106-0544
                                       Attention:  Senior Vice President,
                                                   Administration
                                       Fax:  (313) 994-1376

                        To Tenant:     ARG Enterprises Inc.
                                       450 Newport Center Drive, 6th Floor
                                       Newport Beach, California  92660
                                       Attention:  Chief Financial Officer
                                       Fax: (714) 721-8941
                   with a copy to:

                                       American Restaurant Group, Inc.
                                       4410 El Camino Real, Suite 201
                                       Los Altos, California 94022
                                       Attention:  Legal Department
                                       Fax: (415) 949-6420

         Premises:                  That certain real property, described in
                                    Exhibit A attached hereto, and all
                                    appurtenances, easements and rights of way now or subsequently pertaining thereto, together with all improvements located thereon, consisting of a restaurant located at 2750 North Snelling Avenue, Roseville,
                                    Minnesota, known as a Stuart Anderson's
                                    Cattle Company restaurant.

         References in this Article 1 to other Articles are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provisions. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

                                    ARTICLE 2
                                    EXHIBITS

         The following are attached hereto as Exhibits and made a part of this
Lease:

         EXHIBIT A           --         Description of the Premises

         EXHIBIT B           --         Form of Subordination, Non-Disturbance
                                        and Attornment Agreement

         In the event of any conflict between any of the above-referenced Exhibits and the balance of this Lease, the Exhibit shall control.

                                    ARTICLE 3
                                    PREMISES

         Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the terms, covenants, and conditions hereinafter set forth, the property referred to in
Article 1 as the Premises and described on Exhibit A attached hereto.

                                    ARTICLE 4
                                      TERM

         4.01 Term. The term of this Lease shall be the term specified in
Article 1 hereof (the initial term and any extensions exercised by Tenant thereof are hereinafter referred to as the "Lease Term") and shall commence on the Commencement Date.

         4.02 Option to Extend Lease Term. Tenant shall have the option to extend the initial term of this Lease for three (3) additional, successive periods of five (5) years each (each, an ""Extension Period") on the same terms, covenants and conditions of this Lease. In the event Tenant elects to exercise the option(s), Tenant shall provide Landlord written notice of Tenant's exercise of the option(s) not less than ninety (90) days prior to the end of the then current term, such notice to be given in the manner provided in Section 24.04 of this Lease. Tenant's right to exercise the foregoing option(s) is conditioned upon Tenant's performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of such options, Tenant shall not be in default hereunder. In the event that Tenant elects to extend the initial term of this Lease, the Annual Rent shall continue to be adjusted as provided in Section 6.02 of this Lease.

                                    ARTICLE 5
                                      LIENS

         Tenant shall do all things necessary to prevent the filing of any mechanics' or other liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty (30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant will give Landlord prior notice of Tenant's intention to contest any such lien and, upon demand by Landlord, will procure and record a lien release bond under applicable law in the amount prescribed by applicable law, or if no amount is prescribed by applicable law in an amount equal to one hundred fifty percent (150%) of the lien amount. If a final judgment is rendered against Tenant by a court of competent jurisdiction, or if the Premises or any portion thereof are in danger of being foreclosed upon as a result of any such lien, Tenant will satisfy such judgment or lien at once. If Tenant does not post the release bond or fails to pay any such adverse judgment or to discharge any lien in the event of any imminent foreclosure, then Landlord may post the bond or pay the judgment or discharge the lien, as applicable, and Tenant will promptly reimburse Landlord for all sums paid by it in connection therewith, together with the applicable Administrative Fee (as hereinafter defined). Tenant shall give Landlord notice of the intended commencement date of any Structural Alterations (as defined in Section 12.03 below), or of any work, labor services or material to be performed or provided to the Premises or any portion thereof involving expenditures in excess of Fifty Thousand Dollars ($50,000) for any individual project or materials to be performed or provided to the Premises or any portion thereof, or Two Hundred Thousand Dollars ($200,000) in the aggregate for multiple projects or materials to be provided to the Premises or any portion thereof in any calendar year (as such dollar amounts shall be increased pursuant to the provisions of Section 6.02 hereof), at least ten (10) days before said date, and in connection with the performance or provision of any such work, labor, services or materials, and Landlord shall also have the right and opportunity to post and maintain on the Premises such notices, including notices of non-responsibility and other similar notices, as are provided for under the laws of the state in which the Premises are located, evidencing Tenant's obligations with respect to any of the matters covered by this Article and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

                                    ARTICLE 6
                                      RENT

         6.01 Rent. Tenant covenants and agrees to pay for the use and occupancy of the Premises, the Annual Rent specified in Article 1 hereof, subject to increase pursuant to the provisions of Section 6.02 hereof, in twelve (12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without any offset or deduction. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day, which rent for such fractional month shall be payable in advance on the Commencement Date. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to one three hundred sixty- fifth (1/365) of the Annual Rent for each day. Rent shall be paid in lawful money of the United States to Landlord at the address stated in Article 1 or to such other persons or at such other places as Landlord may designate in writing to Tenant.

         6.02 Rental Adjustments. The Annual Rent payable under this Lease and the dollar amounts specified in Article 5 and Section 12.06(b) shall be increased on October 1, 2001 and every five (5) years thereafter (each, an "Increase Date") during the Lease Term, as follows:

                  (a) The basis for computing the increase shall be the Consumer Price Index for all Urban Consumers - All Items, as published monthly by the Bureau of Labor Statistics of the United States Department of Labor (1982-84 = 100) ("Index"), published for the date nearest the Commencement Date (the "Beginning Index").

                  (b) If the Index published for the date nearest the applicable Increase Date (the "Extension Index") has increased over the Beginning Index, the Annual Rent (or the dollar amounts under Article 5 and
Section 12.06(b), as applicable) will be calculated by multiplying the then Annual Rent (or the dollar amounts under Article 5 and Section 12.06(b), as applicable) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index, not to exceed an increase equal to ten percent (10%) of the Annual Rent (or the dollar amounts under Article 5 and Section 12.06(b), as applicable) in effect during the five (5) year period immediately preceding the applicable Increase Date.

                  (c) In the event the Extension Index is not available on the applicable Increase Date, Tenant will continue to pay the Annual Rent in effect immediately prior to the Increase Date and the applicable dollar amounts under Article 5 and Section 12.06(b) shall be those immediately in effect prior to the Increase Date. As soon as practicable, Landlord will furnish Tenant with a true copy of the Extension Index figure together with a computation of the increase in the Annual Rent for the ensuing five (5) year period, if any, and an appropriate adjustment will be paid within thirty (30) days of Tenant's receipt of Landlord's statement.

                  (d) If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other governmental index or computation with which it is replaced will be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         6.03 Net Lease; Impositions. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Annual Rent set forth in Article 1 hereof, as increased pursuant to Section 6.02, free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises. In addition to the Annual Rent reserved by Article 1 hereof, as increased pursuant to Section 6.02, Tenant shall pay to the appropriate parties all impositions, insurance premiums, Real Property Taxes (as defined below), operating charges, maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively "Impositions"). All of such Impositions shall constitute additional rent, and upon the failure of Tenant to pay any of such Impositions, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. Tenant shall furnish to Landlord, promptly upon the reasonable request of Landlord, official receipts or other satisfactory proof evidencing payment of such Impositions. Upon Tenant's failure to pay any Real Property Taxes or insurance premiums, as provided herein, Landlord shall have the right, at Landlord's option, to require Tenant to (a) promptly deposit with Landlord funds sufficient for the payment of the current Real Property Taxes or insurance premiums required to be paid by Tenant hereunder; and (b) also deposit one-twelfth of the current annual or annualized Real Property Taxes or insurance premiums, as the case may be (or those of the preceding years if the current amounts thereof have not been fixed), on the first day of each month in advance. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, deductions of any kind, offset or reduction in rent payable under this Lease except as may otherwise be expressly set forth in this Lease. Any present or future Law to the contrary shall not alter this agreement of the parties.

                                    ARTICLE 7
                               USE OF THE PREMISES

         7.01 Use. Tenant shall occupy and use the Premises solely for the operation of a Stuart Anderson's Cattle Company restaurant or such other restaurant use as may be approved by Landlord in writing, which approval shall not be unreasonably withheld. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

         7.02 Compliance With Law.

                  (a) Tenant accepts the Premises in "AS IS" condition. Tenant accepts the Premises "AS IS" in reliance upon Tenant's own knowledge as owner and/or occupier of the Premises immediately prior to commencement of this Lease. Landlord makes no representations or warranties of any type whatsoever, including without limitation, whether there has been or are currently any violations of any covenants or restrictions of record, or any applicable Laws in effect regarding the Premises on the Commencement Date.

                  (b) Tenant shall, at Tenant's sole expense, comply in all material respects with all applicable laws, ordinances, building codes, orders, zoning ordinances, rules, and regulations, of any governmental authorities and with any directive of any public officer which shall impose any order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof or relating to the environment, health or safety with respect to the Premises or the use or occupation thereof or relating to the environment, health or safety with respect to the Premises or the use or occupation thereof (including, without limitation, any rule of common law and judicial decisions and the Americans With Disabilities Act), and any covenants, conditions or restrictions of record relating to the Premises or the use or occupation thereof, in each case as now or hereafter in effect (collectively "Laws").

                  (c) Notwithstanding any other provision of this Lease, Tenant shall not use or permit the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain the Premises free of any objectionable noises, odors, or disturbances; provided that, as between Landlord and Tenant only, odors and exhaust incidental to a restaurant, excluding odors of deteriorating food, will not be deemed a nuisance or objectionable provided the same do not violate applicable Laws and do not subject Landlord to civil liability.

         7.03 Permits and Licenses. As between Landlord and Tenant, Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease. Landlord shall cooperate as reasonably requested by Tenant to facilitate Tenant's compliance with this obligation but at no cost to Landlord.

                                    ARTICLE 8
                                    UTILITIES

         8.01 Payment. Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for the Premises, including connection fees and taxes thereon.

         8.02 Interruption in Service. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Premises subject to the provisions of Section 11.04(b) hereof, and no such failure or interruption shall entitle Tenant to any abatement of, setoff of or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.

                                    ARTICLE 9
                                      TAXES

         9.01 Payment of Taxes. Tenant shall timely pay the Real Property Taxes (as defined in Section 9.02) applicable to the Premises during the Lease Term. Landlord agrees to use reasonable efforts to have the relevant taxing authorities send a duplicate copy of any tax bills applicable to the Premises sent directly to Tenant; otherwise, Landlord shall deliver copies of such tax bills to Tenant promptly after receipt. All such payments shall be made prior to delinquency or within ten (10) days after receipt by Tenant of the tax bills from Landlord, whichever is later. Upon Landlord's request, Tenant shall promptly furnish Landlord with satisfactory evidence that such Real Property Taxes have been paid. If any such Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Lease Term, Landlord shall promptly reimburse Tenant to the extent required. If Tenant shall fail to pay any such Real Property Taxes, Landlord shall have the right but not the obligation to pay the same in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord with Tenant's next Annual Rental installment together with the applicable Administrative Fee.

         9.02 Definition of "Real Property Taxes". As used herein, the term "Real Property Taxes" shall mean any form of real estate tax or assessment, ad valorem tax or gross receipts tax fee, levy, penalty, interest or other charge imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord or any mortgagee or beneficiary of Landlord in the Premises or in the real property of which the Premises are a part, and Landlord's right to rent. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge included within the definition of Real Property Taxes, (ii) the nature of which was included within the foregoing definition of Real Property Taxes, or (iii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer (other than documentary, stamp or other transfer taxes resulting from such transfer but including any increase in Real Property Taxes attributable to such transfer), or which is imposed by reason of the transfer of the Premises to Landlord or this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises.

         9.03 Personal Property Taxes. Tenant shall pay prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall seek to cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

         9.04 Tenant's Right to Contest Taxes.

                  (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Real Property Taxes of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Real Property Taxes unless Tenant, at its option:
(i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Real Property Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Real Property Taxes, security in the amount, if any, prescribed by applicable law, or if no amount is prescribed by applicable law, in an amount equal to one hundred fifty percent (150%) of the contested amount or such other reasonable security may be demanded by Landlord to ensure payment of such contested Real Property Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay

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
the amount of such Real Property Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including attorneys' fees), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no material default exists under this Lease, Landlord pay such Real Property Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return or cause to have returned to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with the provisions hereof.

                  (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in material default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

                  (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord, and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, as may reasonably be demanded by Landlord to ensure compliance with the foregoing provisions of this Section 9.04.

                                   ARTICLE 10
                             MAINTENANCE AND REPAIRS

         10.01 Tenant's Obligations.

                  (a) Tenant shall, at Tenant's expense, maintain in good repair, order, and serviceable condition, reasonable wear and tear excepted, the Premises and every part thereof, including but not limited to all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving the Premises, and windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of the Premises.

                  (b) Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at Tenant's cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises and appurtenances thereto which are material to the operation of the Premises, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen; provided that with respect to appurtenances to the Premises which are material to the operation of the Premises, if third parties are obligated to repair or maintain such appurtenances, Tenant shall use commercially reasonable efforts to enforce such obligations of third parties, or if such third parties fail to perform such obligations, Tenant shall perform such obligations to the extent Tenant has the legal right to do so. Tenant shall pay to the appropriate parties Tenant's pro rata share of any maintenance, repair or other costs to the extent required with respect to any appurtenances to the Premises. Repairs, restorations, renewals and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

                  (c) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in good and clean condition and repair, reasonable wear and tear excepted. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings, and equipment pursuant to Section 12.04 hereof, shall be repaired by Tenant at Tenant's expense.

         10.02 Landlord's Obligations. Except for the obligations of Landlord under Article 14 hereof (relating to destruction of the Premises), and under
Article 15 hereof (relating to the condemnation of the Premises), it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment or personal property therein, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, all of which obligations are that of Tenant under Section 10.01 hereof. Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises or any part thereof or the building located thereon or the fixtures thereon or equipment or personal property therein in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

         10.03 Landlord's Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, or any appurtenances thereto material to the operation of the Premises or to enforce maintenance or repair obligations of third parties with respect to any such appurtenances, as provided above, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten (10) days' prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements promptly following Tenant's receipt of a bill therefor, together with the applicable Administrative Fee. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.

                                   ARTICLE 11
                          INSURANCE AND INDEMNIFICATION

         11.01 Tenant's Insurance Obligation. Tenant covenants and agrees that Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                  (a) COMMERCIAL GENERAL LIABILITY. Commercial general liability insurance (including liquor liability insurance) against any loss, liability or damage on or relating to the Premises, with limits of not less than Five Million Dollars ($5,000,000) in any one occurrence for death or injuries to one or more persons and/or for damage to property. If such insurance has a deductible or self-insured retention clause, the deductible or self-insured retention shall not exceed Five Hundred Thousand Dollars ($500,000) per occurrence without Landlord's consent, such consent not to be unreasonably withheld, and Tenant shall be liable for such deductible or self-insured retention amount.

                  (b) BUSINESS INTERRUPTION/RENTAL LOSS. Tenant shall purchase t Tenant's option either a policy of business interruption insurance to protect Tenant and Landlord against loss of earnings in the event of interruption of Tenant's business through destruction of real or personal property at the Premises or a policy of rental loss protection to protect Landlord (and any mortgagee or beneficiary of Landlord with respect to the Premises) against loss of rental income as a result of destruction of real or personal property with respect to the Premises. Such policy shall be written in an amount equal to not less than six (6) monthly installments of Annual Rent. Such policy shall insure against loss of earnings or rental income (as applicable) caused by at least the perils of fire and lightning, extended coverage, vandalism, malicious mischief and, where pertinent, sprinkler leakage.

                  (c) WORKERS' COMPENSATION. Worker's compensation insurance or self insurance as required by the jurisdiction in which the Premises are located and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000).

                  (d) PROPERTY DAMAGE. Insurance covering all improvements located on the Premises and all of Tenant's fixtures, merchandise, and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value providing protection against perils commonly included within the classification "All Risk," and insurance against sprinkler damage (if applicable and to the extent not otherwise covered by such "All Risk" policy). If such insurance has a deductible clause, the deductible shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) per occurrence without Landlord's consent, such consent not to be unreasonably withheld, and Tenant shall be liable for such deductible amount. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed to the extent necessary to maintain the standard of operation of the Premises and the business operated thereon existing prior to the damage or destruction.

                  (e) ADDITIONAL COVERAGE. Such other insurance and in such amounts customarily carried for like businesses or properties (as determined by Landlord in good faith) as may be reasonably required from time to time by Landlord.

                  (f)      POLICY FORM.

                           (i)      All policies of insurance provided for
herein shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord, and such insurance companies shall be qualified to do business in the jurisdiction where the Premises are situated. All such policies shall be issued in Tenant's name, with Landlord named as an additional insured and/or loss payee, as applicable, and if requested by Landlord, name any superior landlord and any mortgagee or beneficiary of Landlord as an additional insured or loss payee. The policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, any superior landlord and any mortgagee or beneficiary of Landlord. Certificates of insurance shall be delivered to Landlord prior to Landlord's execution of this Lease, and thereafter certificates or other evidence of renewal or replacement coverage shall be delivered to Landlord within fifteen (15) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All certificates of insurance delivered to Landlord must contain a provision giving Landlord, any superior landlord, and any mortgagee or beneficiary of Landlord fifteen (15) days' notice in writing in advance of any modification, cancellation, lapse, or reduction in the amounts of insurance. The commercial general liability policy shall contain a severability of interests clause providing that each entity insured under the policy will be protected as if it were the only insured; however, this provision shall not increase the coverage limits of such policy. The property damage policy shall contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss. All public liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry. Tenant's failure to deliver the certificates or other evidence of insurance coverage pursuant to this Section (where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant) shall constitute a material default under this Lease.

                           (ii)     Tenant's obligations to carry the insurance
provided for above may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies must have limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) and that Landlord, any superior landlord and any mortgagee or beneficiary of Landlord shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies and the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord, not more often than annually, to examine Tenant's original insurance policies required in this Lease, and to make copies of the sections of such policies evidencing satisfaction of the requirements of this Lease, provided such examination shall be conducted in the offices of Tenant or Tenant's insurance broker and in the presence of a representative of Tenant or Tenant's insurance broker.

         11.02 Subrogation Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises or its contents that are caused by or result from risks insured against under any property insurance policies carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

         11.03 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in, on, or about the Premises outside of the ordinary course of Tenant's business which will substantially increase the insurance rates upon the building of which the Premises are a part.

         11.04 Indemnification.

                  (a) Tenant shall at all times indemnify Landlord and any mortgagee or beneficiary of Landlord for, defend (with counsel reasonably satisfactory to Landlord) Landlord and any mortgagee or beneficiary of Landlord against, and save Landlord and any mortgagee or beneficiary of Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys' fees) whatsoever that may occur or be claimed by or with respect to any person(s) or property on or relating to the Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or disuse of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Premises. Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord and any mortgagee or beneficiary of Landlord for all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) it may incur in connection therewith. Neither Landlord nor any mortgagee or beneficiary of Landlord shall in any event whatsoever be liable for any injury or damage to the Premises or to the Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons except as provided in subparagraph (b) below. Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage except as provided in subparagraph (b) below. Tenant covenants and agrees during the Lease Term hereof to pay when due or reimburse and indemnify and hold Landlord and any mortgagee or beneficiary of Landlord harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord, any superior landlord, or any mortgagee or beneficiary of Landlord, or Tenant by any federal, state, county or local governmental authority upon or with respect to the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state, and local net income taxes on the income of Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises).

                  (b) Notwithstanding the waiver of subrogation in Section 11.02, Landlord shall indemnify, hold harmless and defend (with counsel reasonably satisfactory to Tenant) Tenant from and against (i) any liability, loss, cost, injury, damage, or other expense or risk, (including, without limitation, reasonable attorneys' fees) whatsoever to the extent arising out of the negligence or willful misconduct of Landlord or its representatives in connection with any entry by Landlord or its representatives on the Premises, or
(ii) any liability, loss, cost, injury, damage, or other expense or risk, (including, without limitation, reasonable attorneys' fees) whatsoever to the extent arising out of the negligence or willful misconduct of Landlord or its representatives in connection with any maintenance, construction or other activities of Landlord on property adjacent to the Premises, except to the extent arising from the negligence or willful misconduct of Tenant, its representatives, or their respective agents, employees, licensees, invitees or guests, or from the condition of the Premises.

         11.05 Payment of Insurance. In the event that Tenant shall fail to obtain the insurance policies required hereunder, Landlord shall have the right, but not the obligation, to purchase the same in which case Tenant shall repay the cost thereof to Landlord with Tenant's next Annual Rent installment together with the applicable Administrative Fee.

                                   ARTICLE 12
                                   ALTERATIONS

         12.01 Permitted Improvements. Except as provided in Section 12.03 hereof, and subject to the provisions of this Article 12, at Tenant's own expense and after giving Landlord notice in writing of its intention to do so as required under Article 5, Tenant may from time to time make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article 12 as "Alterations") in and to the Premises as it may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of the Premises.

         12.02 Liens. Tenant shall pay the costs of any Alterations done on the Premises pursuant to Section 12.01, and shall keep the Premises free and clear of liens of any kind as required under Article 5. Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys' fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

         12.03 Structural Alterations. Tenant shall not make any Structural Alterations (as defined below) to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. "Structural Alterations" shall mean any Alterations made to any of the foundations, perimeter or load bearing walls, or roof structure. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

         12.04 Removal of Alterations. All Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises; provided, however, that if Tenant is not in default at the time of such expiration or termination, (i) Tenant shall have the right to remove any Alterations permitted or approved in accordance with this Article 12, provided the removal thereof does not decrease the value of the Premises as reasonably determined by Landlord, and provided further that Tenant repairs any damage to the Premises caused by such removal, and (ii) Tenant's equipment, machinery, and trade fixtures shall remain the property of Tenant and may be removed by Tenant, and Tenant shall repair any damage caused by its removal of any such equipment, machinery, and trade fixtures.

         Landlord agrees from time to time during the Lease Term, upon written request from Tenant, to execute and deliver any instrument, release or other document that may be reasonably required by any equipment supplier or vendor and in form and substance reasonably satisfactory to Landlord whereby Landlord waives and/or releases any rights it may have or acquire with respect to any moveable equipment or trade fixtures which is subject to a security interest or equipment lease in favor of such supplier or vendor.

         12.05 Alterations Required by Law. Any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any applicable Laws, shall be made by and at the sole cost and expense of Tenant.

         12.06 General Conditions Relating to Alterations. Any Alteration, structural or otherwise, to or on the Premises, shall be subject to the following conditions:

                  (a) No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

                  (b) At Landlord's option, any Alteration involving an estimated cost of more than One Hundred Thousand Dollars ($100,000) (as such dollar amount shall be increased pursuant to the provisions of Section 6.02 hereof) shall, upon Landlord's reasonable request, be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

                  (c) Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable Laws.

                  (d) No Alteration shall tie-in or connect the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

                  (e) No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

                                   ARTICLE 13
                                      SIGNS

         In addition to those signs already existing at the Premises, Tenant shall have the right to erect or affix signs on the Premises of such sizes, colors, and designs as required by Tenant. All signs on the Premises shall fully comply with all applicable Laws.

                                   ARTICLE 14
                   DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

         14.01 Obligation to Rebuild. If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall, at its sole cost and expense, diligently repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and diligently complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for permitted Alterations and such changes in design or materials as may then be required by applicable Laws. Landlord, in such event, shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Landlord may reasonably require. To the extent that the available proceeds of insurance are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Lease Term of this Lease, Tenant shall pay the amount by which such costs exceed the available insurance proceeds. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable out-of-pocket expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Tenant.

         Notwithstanding the foregoing, if any such damage or destruction occurs during the last two (2) years of the initial term and the first (1st) and second
(2nd) Extension Periods hereof, or at any time during the third (3rd) Extension Period hereof, provided Tenant is not in material default hereunder, Tenant may elect to terminate this Lease upon written notice to Landlord within sixty (60) days after the occurrence of such damage or destruction provided Tenant pays to Landlord all rent and other amounts accruing under this Lease through the date of termination, and except as to obligations hereunder which expressly survive any termination of this Lease. In the event of any such termination of this Lease, Landlord shall be entitled to retain all proceeds of insurance relating to such damage and destruction, and Tenant shall promptly pay to Landlord any such insurance proceeds received by Tenant and hereby assigns to Landlord all rights of Tenant to receive such insurance proceeds.

         14.02 No Abatement of Rent. Notwithstanding the partial or total destruction of the Premises or any part thereof, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

                                   ARTICLE 15
                                 EMINENT DOMAIN

         15.01 Total Taking. If the Premises is taken in its entirety under the power of eminent domain, this Lease shall terminate as of the date of such taking, and upon Tenant's payment to Landlord of all rents and other amounts accruing hereunder through such date, Landlord and Tenant shall each thereafter be released from accruing any further liability under this Lease, subject to the rights of Landlord and Tenant to receive the condemnation awards to which each is entitled as provided in Section 15.03, and except as to obligations under this Lease which survive the termination hereof.

         15.02 Partial Taking. In the event that (a) more than twenty-five percent (25%) of the floor area of the Premises is taken under the power of eminent domain; or (b) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property; or (c) as a result of any taking, regardless of the amount so taken, the remainder of the Premises is rendered unsuitable for the continued operation of Tenant's business as determined by Tenant in good faith and based upon commercially reasonable standards and criteria, and as agreed to by Landlord, in Landlord's reasonable discretion, either Landlord or Tenant shall have the right to terminate this Lease upon giving notice in writing of such election within sixty (60) days after receipt by Tenant from Landlord of written notice that said Premises have been so appropriated or taken (with the understanding that such period of time may be extended, but in no event beyond a total period of one hundred eighty (180) days, as reasonably necessary for Tenant to assess the effect of such partial taking on Tenant's continued operation of its business at the Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld) provided Tenant shall continue to pay Annual Rent and other amounts accruing hereunder through the date of termination. In the event of such termination, upon Tenant's payment to Landlord of all rents and other amounts accruing hereunder through such date for the Premises, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder, except as to obligations hereunder which survive the termination hereof. Each party agrees immediately after learning of any actual or contemplated appropriation or taking to give to the other party notice in writing thereof. If this Lease is not terminated, Tenant shall remain in that portion of the Premises not so taken and Tenant, at Tenant's sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of like quality and character as existed prior to such taking. Landlord agrees to reimburse Tenant for the cost of restoration, but in no event shall Landlord's obligation to reimburse Tenant for the cost of restoring the remaining portion of the Premises exceed the amount of the award or compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration. So long as this Lease is not terminated in the manner provided above, there shall be an equitable adjustment of the rent payable by Tenant hereunder for the Premises by reason of any partial taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

         15.03 Award. In the event of any taking, the entire award or compensation in any eminent domain proceeding affecting the Premises, whether for a total or partial taking, shall be distributed to Landlord, provided, however, that Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on (a) the value of Tenant's Alterations to the Premises which Tenant has the right to remove pursuant to the provisions of this Lease but elects not to remove, (b) loss of or damage to Tenant's personal property, (c) loss to Tenant because of interruption of business, (d) Tenant's loss of goodwill, and (e) Tenant's cost of removal and relocation and any rent differential payable by Tenant for replacement premises as a result of any relocation necessitated by the taking. Landlord and Tenant may separately pursue their claims against the condemning authority, provided, however, that notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to pursue a claim based upon the residual value of the real property comprising the Premises after expiration of the Lease Term or pursue claims or retain any award to which Landlord is entitled so as inequitably to diminish Landlord's award. Tenant hereby assigns to Landlord all rights of Tenant to receive any award or compensation as a result of any taking except the awards to which Tenant is entitled under this
Section 15.03.

         15.04 Transfer Under Threat of Taking. For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.


                                   ARTICLE 16
                            ASSIGNMENT AND SUBLETTING

         16.01 Landlord's Consent Required. For purposes of this Article 16, the terms "assign" and "assignment" shall include and mean any act attempting to, or document purporting to, assign, transfer or sublet (or enter into any similar type of agreement), change ownership of, mortgage or hypothecate this Lease or Tenant's interest in and to the Premises or any part thereof. Tenant shall not assign this Lease or Tenant's interest in and to the Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. Tenant hereby agrees to pay to Landlord fifty percent (50%) of any rent or other substitute consideration in excess of the monthly rent payable hereunder (as adjusted from time to time) which Tenant receives by reason of any permitted assignment (the "Rent Premium"). Notwithstanding the foregoing, Tenant may deduct from such Rent Premium reasonable, out-of-pocket expenses actually incurred in connection with such permitted assignment (including without limitation, costs of leasehold improvements, brokerage commissions and reasonable attorneys' fees), which expenses shall be documented to the satisfaction of Landlord; provided, however, that nothing contained in this Section 16.01 shall reduce the Annual Rent and other amounts payable by Tenant under this Lease. The payment of Tenant's share of the Rent Premium shall be made within five (5) business days following the date that such payment is received by Tenant.

         16.02 Assumption of Obligations. Any assignment to which Landlord has consented shall be evidenced by an instrument in writing and any assignee, transferee or mortgagee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease. Consent by Landlord to any assignment shall not constitute consent to any subsequent assignment.

         16.03 Assignment to Affiliate. Notwithstanding anything to the contrary contained in this Article 16, Tenant shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of, but with notice to, Landlord, to any corporation (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant at any tier, (c) which is the successor corporation to Tenant in the event of a corporate reorganization, or (d) which acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.

         16.04 Hypothecation of Lease. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate without such consent shall be null and void and of no force and effect.

         16.05 Corporate/Partnership/Limited Liability Company Restrictions. In the event that Tenant shall, at any time, be a corporation, no change shall occur in one or a series of related transactions in the majority ownership of and/or the power to vote the majority of the outstanding capital stock of Tenant, without the prior written consent of Landlord. In the event that Tenant shall, at any time, be a partnership, no change shall occur in any one or more of the general partners of the partnership or in the control of any general partner, without the prior written consent of Landlord. In the event that Tenant shall, at any time, be a limited liability company, no change shall occur in any member of the limited liability company or in the control of any member, without the prior written consent of Landlord. Notwithstanding the foregoing, nothing contained herein shall prohibit (i) the public offering of shares of stock of the Tenant on a nationally recognized stock exchange, or (ii) the private sale of shares of all of the stock of the Tenant to any entity which is listed on a nationally recognized stock exchange and has a net worth not less than the net worth of Tenant on the Commencement Date.

         16.06 No Release of Tenant. Regardless of Landlord's consent, no assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Tenant or any successor Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease; provided that Tenant shall not be liable to the extent of amendments or modifications made to this Lease which (i) materially increase the Annual Rent (or additional rent) payable under this Lease, or (ii) extend the Lease Term beyond the initial term and any Extension Periods hereunder, without Tenant's consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 17
                                DEFAULT; REMEDIES

         17.01 Default. The occurrence of any one or more of the following events shall constitute a material default under this Lease by Tenant:

                  (a) The vacating or abandonment of the Premises by Tenant.

                  (b) The failure by Tenant to make any payment when due of Annual Rent, Impositions or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of five (5) days after written notice from Landlord, provided that Landlord shall no obligation to provide such notice after three (3) defaults by Tenant in such payments in any calendar year.

                  (c) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently and in good faith prosecutes such cure to completion.

                  (d) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. In the event that any provision of this Section 17.01(d) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) The breach of any representation or warranty by Tenant hereunder in any material respect, or if any financial statements delivered to Landlord hereunder by Tenant are intentionally false or misleading in any material respect.

                  (f) The default, breach or insolvency of any guarantor of this Lease beyond any applicable notice and/or grace period under its guarantee.

                  (g) The default by Tenant under any other leases or agreements with Landlord or any "affiliate of Landlord" (as hereinafter defined); provided that this subparagraph (g) shall not apply with respect to any lease or agreement assigned by Landlord or any affiliate of Landlord to a person or entity which is not an affiliate of Landlord. For purposes of this Lease, "affiliate of Landlord" shall mean (i) a person or entity which owns ten percent (10%) or more of the voting securities of Landlord, or (ii) a person or entity which directly or indirectly controls or is controlled by Captec Financial Group, Inc., a Michigan corporation.

         17.02 Remedies. In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                  (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonable and necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such unpaid rent for the same period that Tenant proves could be reasonably avoided.

                  (b) Maintain Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

                  (c) Pursue any other remedy now or hereafter available to Landlord under the Laws of the jurisdiction where the Premises are located.

                  (d) To the extent permitted by Law, the rights and remedies under this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

                  (e) In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys' fees) whatsoever, directly or indirectly, arising out of, resulting from or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation or warranty given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate.

         17.03 Administrative Fee. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such administrative costs may include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any superior lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the date of written notice from Landlord (if such notice is required under Section 17.01(b); otherwise within five (5) days of the date due), then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord an administrative fee consisting of (a) default interest equal to the reference rate publicly announced from time to time by Bank of America, NT & SA, or any successor thereto, plus six percent (6%) per annum (but in no event higher than the maximum rate permitted by Law) multiplied by such overdue amount from the date such overdue amount was due until paid, plus (b) a late charge equal to two percent (2%) of such overdue amount (collectively, the "Administrative Fee"). The parties hereby agree that such Administrative Fee represents a fair and reasonable estimate of the costs

Landlord will incur by reason of late payment by Tenant. Acceptance of such Administrative Fee by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         17.04 Default by Landlord. Landlord will commit a default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.04 will specify the alleged breach and the applicable Lease provisions. Tenant may, after expiration of the cure period unless there is an emergency, correct or remedy any failure of Landlord not timely cured and deduct the reasonable costs paid by Tenant from future rent as it becomes due.

         17.05 Mitigation. Landlord and Tenant will each exercise best efforts to mitigate the damages caused by the other party's breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of a nonbreaching party's right to recover damages.

         17.06 Lender's Right to Cure. The respective lenders of each party will have the right, on the party's behalf, to cure the party's alleged breach within the same time period allocated under this Lease. Landlord shall upon written request from Tenant provide copies of any notices of default given to Tenant hereunder to lenders of Tenant as specified in such written request, provided, however, that Landlord shall not be deemed to be in default hereunder if Landlord fails to provide any such notices to any of Tenant's lenders nor shall any such failure relieve Tenant from any liability hereunder or affect any of Landlord's rights or remedies hereunder.

                                   ARTICLE 18
                                  SUBORDINATION

         At Landlord's option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided that Landlord and any mortgagee or beneficiary of Landlord shall execute the Subordination Agreement (as defined below) with Tenant. In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit B ("Subordination Agreement") with respect to any such superior lease, mortgage, deed of trust, hypothecation, or security.

                                   ARTICLE 19
                                 QUIET ENJOYMENT

         Subject to the terms and conditions of this Lease and conditional upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord agrees to secure to Tenant during the Lease Term and any and all extensions thereof, the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto and under this Lease.

                                   ARTICLE 20
                         REPRESENTATIONS AND WARRANTIES

         20.01 Representations and Warranties. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord and any mortgagee or beneficiary of Landlord as follows:

                  (a) It is a corporation duly organized and validly existing, in good standing under the laws of California, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the jurisdiction in which the Premises are located with full power and authority to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Lease has been duly authorized by all action as may be required under the terms and provisions of its governing instruments and the laws of the jurisdiction where the Premises are located; this Lease will not violate or result in any breach of, or constitute a default under, or result in the creation of any lien, encumbrance, attachment, charge or other right or claim of any other party upon any assets of Tenant or upon Tenant's beneficiary interest under the terms of this Lease pursuant to any instrument or applicable law to which Tenant is a party or by which it may be bound or create in favor of or grant to any third party any interest whatsoever in Tenant's interest under the terms of this Lease; this Lease is valid and enforceable in accordance with its terms, and the execution and delivery of this Lease, and the consummation of the transactions contemplated hereby, does not require the approval or consent of any governmental authority having jurisdiction over Tenant or its property, or if such approval or consent is required, it has been obtained.

                  (c) Tenant's financial statements and, if applicable, the guarantors' financial statements heretofore delivered to Landlord are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

                  (d) There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threatened, against or affecting it or the Premises or any guarantor of this Lease, or involving the validity or enforceability of this Lease, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair the ability of Tenant or any guarantor of this Lease to satisfy their obligations under this Lease or any guarantee of this Lease.

                  (e) Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

         20.02 Financial Statements. Tenant hereby covenants and agrees to deliver: (i) audited annual financial statements for Tenant and any guarantor of this Lease to Landlord within one hundred five (105) days after the end of Tenant's and any such guarantor's respective fiscal years, (ii) management prepared and certified quarterly financial statements for Tenant and any such guarantor within sixty (60) days after the end of Tenant's and any such guarantor's respective fiscal quarters, and (iii) annual unit level profit and loss statements on the operations of the Premises within forty-five (45) days after the end of Tenant's fiscal year, provided that in the event that Tenant's profit and loss statements are prepared on a consolidated basis, Tenant hereby covenants and agrees to prepare profit and loss statements specifically relating to the Premises. Tenant agrees to assist Landlord in obtaining consent from Tenant's and guarantor's accountant(s) in the event that Tenant's or guarantor's financial statements are to be included in any regulatory filing or report to be filed by Landlord. Tenant's failure to deliver financial statements pursuant to this Section (where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant) shall constitute a material default under this Lease. Such financial statements shall be true and correct in all material respects, be prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. Landlord will maintain confidential and not disclose to third parties the financial information furnished or revealed pursuant to this Lease except as may be required, in Landlord's reasonable judgment, for the exercise of Landlord's rights under this Lease as may be required by Law or compelled by legal proceedings, for disclosure in confidence to prospective lenders, investors or purchasers, or to third parties in connection with the closing of this transaction.

                                   ARTICLE 21
                              SURRENDER OF PREMISES

         Except for Alterations permitted or approved in accordance with Article 12 hereof and changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in good and clean condition, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant's property and shall repair any damage to the Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises are not so surrendered, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

                                   ARTICLE 22
                            BANKRUPTCY OR INSOLVENCY

         22.01 Bankruptcy or Insolvency. Subject to applicable law, Landlord and Tenant acknowledge and agree that the provisions of this Section 23.01 shall control notwithstanding anything to the contrary contained in this Lease:

                  (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq ("Bankruptcy Code"), and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 22.01 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease within sixty (60) days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

                  (b) In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

                  (c)      No election by Tenant's trustee or the
debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                           (i)      Tenant's trustee or the debtor-in-possession
has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within thirty (30) days after the date of such assumption.

                           (ii)     Tenant's trustee or the debtor-in-possession
has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within ten (10) days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                           (iii)    Tenant's trustee or the debtor-in-possession
(A) has provided Landlord with "Assurance", as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Annual Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to three (3) monthly installments of Annual Rent (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Annual Rent is due and payable, one-twelfth of Tenant's annual obligations for Impositions to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 22.01 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

                           (iv)     Such assumption will not breach or cause a
default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                  (d) For purposes of Section 22.01(c)(iii) hereof, Landlord and Tenant shall acknowledge that "Assurance" shall mean no less than:

                           (i)      Tenant's trustee or the debtor-in-possession
has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

                           (ii)     To secure to Landlord the obligations of
Tenant, Tenant's trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

                  (e) In the event that this Lease is assumed in accordance with Section 22.01(b) hereof and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

                  (f) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 22.01 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this
Section 22.01(f) "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of Section 22.01(c)(iii) hereof and each of the following conditions, has been satisfied:

                           (i)      The proposed assignee has furnished Landlord
with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of

Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any guarantors of this Lease, on the date of execution hereof.

                           (ii)     Such assignment will not breach or cause a
default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                           (iii)    The proposed assignment will not release or
impair any guarantee under this Lease.

                  (g) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Annual Rent and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Annual Rent and additional rent.

                  (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state, district or municipality having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                  (i) Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that this Lease is an extension of financial benefits and accommodations to Tenant which are uniquely personal in nature and such financial benefits and accommodations are a material inducement for Landlord's execution and delivery of this Lease and are an integral part of the consideration for this Lease.

                                   ARTICLE 23
                               HAZARDOUS MATERIALS

         23.01 Representations and Warranties. Notwithstanding anything to the contrary which may be contained in this Lease, Tenant represents, warrants and covenants to Landlord as follows:

         (a) To the best of Tenant's Knowledge (as defined below), there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) respecting the Premises and no consent orders have been entered with respect thereto, except for minor occurrences of noncompliance, none of which will have a materially adverse effect on the value or use or operation of the Premises for its intended purpose or the ability of Tenant to perform its obligations under this Lease (a "Material Adverse Effect").

         (b) To the best of Tenant's Knowledge, there are no and have been no Hazardous Wastes (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from the Premises other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all applicable Laws, industry standards and manufacturers' specifications.

         (c) The Premises will not be used for the purpose of storing Hazardous Wastes, and no such storage or use will otherwise be allowed on the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto the Premises other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all applicable Laws, industry standards and manufacturers' specifications. Neither Tenant, nor to the best of Tenant's Knowledge any third party, has installed, used or removed any storage tanks on, from or in connection with the Premises, except in full compliance with all Relevant Environmental Laws, and to the best of Tenant's Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Premises. To the best of Tenant's Knowledge, the Premises does not consist of any building materials that contain Hazardous Wastes or Asbestos.

         (d) Tenant is not aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at or adjacent to the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting the Premises. Tenant shall promptly notify Landlord of any such claims and shall furnish Landlord with a copy of any such communications received by Tenant.

         (e) Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects the presence of Hazardous Wastes (other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all applicable Laws, industry standards and manufacturers' specifications) or a violation of the Relevant Environmental Laws, at or adjacent to the Premises.

         (f) Tenant shall ensure that the Premises comply and continue to comply in all respects with the Relevant Environmental Laws.

         (g) If the Premises are used or maintained so as to subject Tenant, Landlord or any mortgagee or beneficiary of Landlord or the user of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause a cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

         (h) Upon Landlord's reasonable belief that there is a breach of one of the environmental representations or warranties set forth above, Tenant shall permit Landlord, at its option, at any time upon five (5) days' prior written notice to Tenant, to cause or conduct a complete environmental audit to be performed. The audit shall be at Tenant's sole cost and expense.

         23.02 Definitions.

         (a) The "Relevant Environmental Laws," as referred to herein, shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on the Premises; (B) the existence on, discharge from, or removal from the Premises of Hazardous Wastes; or (C) the effects on the environment of the Premises or of any activity now, previously, or hereafter conducted on the Premises. The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R.

Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); as each may now or hereafter be amended; and (3) any state and local laws and regulations pertaining to Hazardous Wastes and/or Asbestos;

         (b) "Asbestos," as referred to herein, shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos, as such terms are defined under the Relevant Environmental Laws; and

         (c) "Hazardous Wastes," as referred to herein, shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; petroleum and petroleum derivatives; natural or synthetic gas; radon gas; toxic or hazardous substances, wastes, pollutants or contaminants (including, but not limited to, polychlorinated biphenyls ("PCB's"), paint containing lead, and urea formaldehyde); and discharges of sewage or effluent.

         (d) "Knowledge" shall mean the actual knowledge of any executive officer of Tenant after due inquiry (and Tenant hereby acknowledges that such due inquiry has been made) of the appropriate employees of Tenant's real estate, construction, facilities, lease administration and legal departments.

         23.03 Tenant's Obligation. At its sole cost and expense, Tenant shall:

         (a) Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

         (b) Keep the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

         23.04 Landlord Options. In the event that Tenant fails to comply with the requirements of this Article 23, after notice to Tenant and the earlier of the expiration of any applicable cure period hereunder, or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, or such earlier time if Landlord determines that life, person or property is in jeopardy, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (a) declare that such failure constitutes a default; and/or (b) take any and all actions, at Tenant's expense, that Landlord reasonably deems necessary or desirable to cure said failure of compliance. Any costs incurred pursuant to this Section 23.04 shall become immediately due and payable by Tenant together with the applicable Administrative Fee, and shall be paid or reimbursed to Landlord promptly upon written notice from Landlord.

         23.05 Indemnity. Landlord shall not be liable for and Tenant shall immediately pay to Landlord when incurred and shall indemnify, defend and hold Landlord harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Landlord may suffer or incur as a result of or in connection in any way with any Asbestos or Hazardous Wastes now or hereafter present, discharged, released, generated, disposed, transported or emitted to, from, in, on or under the Premises, or in connection with any violation of any of the Relevant Environmental Laws, or any environmental assessment or study from time to time undertaken or requested by Tenant or Landlord, or breach of any representation, covenant or undertaking by the Tenant herein.

         23.06 Survival. The provisions of this Article 23 shall survive the expiration or termination of the Lease Term.


                                   ARTICLE 24
                               GENERAL PROVISIONS

         24.01 Estoppel Certificates. Each party ("Responding Party") shall at any time upon not less than fifteen (15) days' prior written notice from the other party ("Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement in a form reasonably satisfactory to Landlord certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Annual Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

         24.02 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         24.03 Entire Agreement. It is understood that there are no oral or other written agreements or representations between the parties hereto concerning the subject matter of this Lease, and that this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by Landlord and Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein and in the Exhibits hereto.

         24.04 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested, by facsimile telecopy or by nationally recognized overnight courier service and if given by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses noted in Article 1 hereof. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt; and delivery by facsimile telecopy will be deemed given after receipt of written confirmation of the transmission. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter be designated by notice to Tenant.

         24.05 Waivers. No waiver by a party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         24.06 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a "short form" memorandum of this Lease for recording purposes. Such memorandum shall be in a form reasonably acceptable to Landlord and sufficient for Tenant to obtain a leasehold policy of title insurance based thereon. In the event of any termination of this Lease, Tenant agrees to execute and deliver to Landlord a termination agreement satisfactory to Landlord, which termination agreement shall be similarly recorded.

         24.07 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights to any additional notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The monthly rental during such hold-over period shall be equal to one hundred twenty-five percent (125%) of the monthly installment of Annual Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

         24.08 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         24.09 Choice of Law. The laws of the jurisdiction in which the Premises are located shall govern the validity, performance, and enforcement of this Lease.

         24.10 Attorneys' Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding.

         24.11 Force Majeure. Except for payment obligations imposed pursuant to this Lease, if there is any prevention, delay or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other acts of God, and other causes beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of the delay.

         24.12 Consent. Whenever the consent or approval of either party is required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed except as otherwise expressly provided herein.

         24.13 Liability of Landlord.

                  (a) In the event of any sale or other transfer of Landlord's interest in the Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder with respect to the Premises to the extent accruing after the date of such transfer.

                  (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability of Landlord or any of its shareholders, members, officers or directors in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

         24.14 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly,
(a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

         24.15 Reports. Tenant agrees to furnish to Landlord, with reasonable promptness, financial statements, reports, documents and information regarding the financial condition and affairs of Tenant or any guarantor, which Tenant and each guarantor of this Lease sends to or makes available to its shareholders, noteholders or bondholders. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, with reasonable promptness, such other information respecting the operation of the Premises as Landlord may from time to time reasonably request.

         24.16 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, the Real Property Taxes and insurance premiums payable hereunder shall be deemed to be "rent".

         24.17 Interpretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord" and "Tenant" and "person" shall include corporations, partnerships, associations, other legal entities, and individuals.

         24.18 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         24.19 Successors. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

         24.20 Modifications. This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound. No waiver of any provision of this Lease of any right of Landlord hereunder shall be effective unless in writing signed by or on behalf of the person to be bound.

         24.21 Brokerage Fees. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this
Section 25.21.

         24.22 Not Binding Until Executed. This Lease does not constitute an "offer" and is not binding until fully executed and delivered by Landlord.

         24.23 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

WITNESSES:                                   LANDLORD:

                                             CAPTEC NET LEASE REALTY, INC.

_________________________________________    By________________________________

_________________________________________    Its_______________________________

                                             TENANT:

                                             ARG ENTERPRISES, INC.

_________________________________________    By________________________________

_________________________________________    Its_______________________________

STATE OF MICHIGAN                   )
                                    : ss.
COUNTY OF WASHTENAW                 )

         The foregoing instrument was acknowledged before me this _______ day of September, 1996, by Gary A. Bruder, as Vice President of Captec Net Lease Realty, Inc., a Michigan corporation, on behalf of the corporation.

                                             __________________________________
                                             Notary Public
                                             Washtenaw County, Michigan
                                             My Commission Expires:____________
                                             [Notary Public's Seal]

STATE OF NEW YORK          )
                           : ss.
COUNTY OF _______________  )

         The foregoing instrument was acknowledged before me this ________ day of September, 1996, by __________________, as _________________ of ARG
Enterprises, Inc., a California corporation, on behalf of the corporation.

                                             __________________________________
                                             Notary Public
                                             ________________ County, New York
                                             My Commission Expires:
                                             [Notary Public's Seal]

                                   EXHIBIT A
                                       TO
                                     LEASE

         Land situated in the County of Hennepin, State of Minnesota, and more particularly described as follows:

         Lot 1, Block 1, Normandale Center 2nd Addition, according to the plat thereof on file or of record in the office of the Registrar of Titles, Hennepin County,

         Torrens Certificate Number: 642067

                                    EXHIBIT B
                                       TO
                                      LEASE



                         CAPTEC NET LEASE REALTY, INC.,

                              ARG ENTERPRISES, INC.

                                       AND

                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.

                   __________________________________________

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                   __________________________________________

            Dated:            September _____, 1996

            Location:         4470 West 78th Circle, Bloomington, Minnesota

            Lease No.:        06152

            RECORD AND RETURN TO:

            Battle Fowler LLP
            75 East 55th Street
            New York, New York 10022

            Attention:  Charles J. Hamilton, Jr., Esq.

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into as of the ____ day of September, 1996, by and among (i) ARG ENTERPRISES, INC., a California corporation ("Tenant");
(ii) CAPTEC NET LEASE REALTY, INC., a Michigan corporation ("Landlord"); and
(iii) CS FIRST BOSTON MORTGAGE CAPITAL CORP., a Delaware corporation ("Lender").


                                   WITNESSETH:

         WHEREAS, Lender is or may become the holder of a certain mortgage/deed of trust ("Mortgage/Deed of Trust") encumbering that certain parcel of real property and the improvements thereon, commonly known as the Stuart Anderson's Cattle Company restaurant located at 4470 West 78th Circle, Bloomington, Minnesota, and more particularly described in Schedule 1 attached hereto and incorporated herein by this reference (the "Property");

         WHEREAS, Lender and Landlord are parties to the Mortgage/Deed of Trust, pursuant to which Landlord financed the Property from Lender; and

         WHEREAS, Landlord and Tenant are parties to that certain Lease, dated September ___, 1996 (the "Lease"), pursuant to which Tenant leased the Property from Landlord.

         NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subordination. Subject to the terms of this Agreement, the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are hereby made, and shall at all times continue to be, subject, junior and subordinate in all respects to the Mortgage/Deed of Trust and to the lien thereof and to all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof and to the rights of Lender thereunder and to any and all sums secured thereby, with the same force and effect as if the Mortgage/Deed of Trust and all other such instruments had been executed, delivered and recorded prior to the execution of the Lease. However, Tenant covenants and agrees that if requested by Lender it will execute, acknowledge and deliver any instrument or document reasonably requested to confirm the foregoing subordination of the Lease within twenty (20) days after receipt of written request therefor.

         2. Non-Disturbance. So long as (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) Tenant shall be in possession of the Property, (iii) the Lease shall be in full force and effect and (iv) Tenant is not in default in the payment of rent or any other sums payable under the Lease or any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed beyond any applicable grace or cure period provided in the Lease, then: (a) Tenant's possession of the Property shall not be diminished or interfered with by Lender or any third party purchaser; (b) the Lease shall not be terminated or affected by the foreclosure of the Mortgage/Deed of Trust or the Lender's exercise of any remedy provided for in the Mortgage/Deed of Trust; and (c) in the event that Lender forecloses upon the Property, Lender shall elect to preserve the Lease as a lease between Lender and Tenant in accordance with the terms of this Agreement.

         3. Attornment. In the event that Lender or any successors in interest to Lender shall become the owner of the Property by reason of the foreclosure of the Mortgage/Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, then:

         (a) Tenant shall be bound to Lender, and Lender shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the original landlord under the Lease, except that Paragraph 3(b) below and the other provisions of this Agreement shall modify the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, that within twenty (20) days after receipt of written request therefor from Lender, Tenant will execute and deliver to Lender any instrument or other documents reasonably requested by Lender to confirm Tenant's attornment to Lender.

         (b) Notwithstanding the foregoing, however, it is agreed that in no event shall Lender:

                  (1) be liable for any act or omission of any prior landlord (including Landlord);

                  (2) be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the date that Lender succeeded to the interest of such prior landlord under the Lease; provided that from and after the date Lender becomes owner of the Property, Lender shall be obligated to cure any continuing non-monetary default of the landlord under the Lease to the extent such default is capable of being cured by Lender;

                  (3) be subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord) with respect to events occurring prior to the date Lender succeeded to Landlord's interest;

                  (4) be bound by any Annual Rent or other amounts paid by Tenant to any prior landlord (including Landlord) more than one (1) month in advance of the date that Lender succeeded to the interest of such prior landlord under the Lease; or

                  (5) be bound by any amendment or modification of the Lease or any supplemental agreement made without the written consent of Lender, such consent not to be unreasonably withheld.

         (c) The terms of the Lease shall be further amended by (i) removing any offsets, claims or counterclaims which shall have accrued to Tenant against Landlord prior to the date on which Lender or its successor in interest shall have become the owner of the Property and (ii) providing that Lender shall not be liable for any security deposit or other monies not actually received by Lender.

         4. Amendments. Tenant shall not, without the prior written consent of Lender (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof,
                  (c) voluntarily surrender the Property or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the Property or any part thereof, except to the extent permitted under the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of Lender (such consent not be unreasonably withheld) shall not be binding on Lender, except to the extent permitted under the Lease.

         5. Tenant's Representations and Warranties. Tenant hereby represents and warrants to Lender that as of the date hereof
                  (a) Tenant is the owner and holder of the tenant's interest under the Lease, (b) a true and complete copy of the Lease is annexed hereto and made a part hereof as Schedule 2 and the Lease has not been modified or amended, (c) the Lease is in full force and effect and the term thereof commenced on September ___, 1996 pursuant to the provisions thereof, (d) the Property has been completed and Tenant has taken possession of the same on a rent paying basis, (e) neither Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by Tenant or the Landlord under the Lease,

(f) neither Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (g) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (h) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

         6. Payment of Rent to Lender. Tenant agrees to pay the rent and any other payments due under the Lease to Lender upon receipt of written notice from Lender that it has succeeded to the interest of Landlord under the Lease, and Landlord agrees that Tenant is entitled to rely conclusively upon such notice without any duty of inquiry.

         7. Limitation on Liability of Lender. There shall be no personal liability on the part of Lender or any officer, director, employee, shareholder or partner of Lender for the performance of the Lease or any covenant or agreement contained therein or in this Agreement. Tenant shall look solely to Lender's estate and interest in the Property, if any, for the satisfaction of every remedy of Tenant for any breach by Lender under the Lease or this Agreement or otherwise arising out of or in connection with the Lease, and Lender is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Lender, Tenant shall look solely to the estate or interest owned by Lender in the Property and Tenant will not collect or attempt to collect any such claim out of any other assets of Lender.

         8. Performance by Lender: Conflict. Nothing in this Agreement shall be or be deemed to be an agreement by Lender to perform any obligation of Landlord under the Lease unless and until the Lender acquires the Property, and then only if required to do so by the terms of the Lease, as modified and limited by this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall control.

         9. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested, by facsimile telecopy or by nationally recognized overnight courier service and if given by mail or courier service, shall be deemed sufficiently given if addressed to the parties at the addresses set forth below. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt; and delivery by facsimile telecopy will be deemed given after receipt of written confirmation of the transmission. Any party may by notice specify a different address for notice purposes.

                  Addresses for Notices:

                  To Lender:       CS First Boston Mortgage Capital Corp.
                                   55 E. 52nd Street
                                   New York, New York 10055
                                   Attention:  Laura Goldberg
                                   Fax:  (212) 318-1468

                  To Landlord:     Captec Net Lease Realty, Inc.
                                   24 Frank Lloyd Wright Drive
                                   Lobby L, 4th Floor
                                   P.O. Box 544
                                   Ann Arbor, Michigan 48106-0544
                                   Attention:  Gary A. Bruder
                                   Fax:  (313) 994-1376

                  To Tenant:        ARG Enterprises Inc.
                                    4410 El Camino Real, Suite 201
                                    Los Altos, California 94022
                                    Attention:  Director of Real Estate
                                    Fax:  (415) 949-6420

                  with a copy to:   American Restaurant Group, Inc.
                                    4410 El Camino Real, Suite 201
                                    Los Altos, California 94022
                                    Attention:  Legal Department
                                    Fax:  (415) 949-6420

         10. Successors and Assigns. This Agreement and each and every covenant and provision contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

         12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND FREELY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OTHER PARTY HERETO IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date hereinabove first written.

WITNESSES:                               TENANT:

                                         ARG ENTERPRISES, INC.

_______________________________          By____________________________

_______________________________          Its_____________________________


WITNESSES:                               LANDLORD:

                                         CAPTEC NET LEASE REALTY, INC.

_______________________________          By____________________________

_______________________________          Its_____________________________



WITNESSES:                               LENDER:

                                         CS FIRST BOSTON MORTGAGE
                                         CAPITAL CORP.

_______________________________          By____________________________

_______________________________          Its_____________________________

Prepared By:

Diane B. Cabbell, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.
101 North Main, 7th Floor
Ann Arbor, Michigan  48104

STATE OF NEW YORK                           )
                                            : ss.
COUNTY OF _____________                     )

         The foregoing instrument was acknowledged before me this ___ day of September, 1996, by __________________, as ___________ of ARG ENTERPRISES, INC.,
a California corporation on behalf of the corporation.
                                       __________________________________
                                       Notary Public
                                       __________ County, New York
                                       My commission Expires:____________
                                       [Notary Public's Seal]


STATE OF MICHIGAN                           )
                                            : ss.
COUNTY OF WASHTENAW                         )

         The foregoing instrument was acknowledged before me this ___ day of September, 1996, by __________________, as ___________ of CAPTEC NET LEASE
REALTY, INC., a Michigan corporation, on behalf of the corporation.
                                       __________________________________
                                       Notary Public Washtenaw County, Michigan
                                       My commission Expires:____________
                                       [Notary Public's Seal]


STATE OF NEW YORK                           )
                                            : ss.
COUNTY OF ____________                      )

         The foregoing instrument was acknowledged before me this ___ day of September, 1996, by __________________, as ___________ of CS FIRST BOSTON
MORTGAGE CAPITAL CORP., a Delaware corporation, on behalf of the corporation.

                                       __________________________________
                                       Notary Public
                                       __________ County,________________
                                       My commission Expires:____________
                                       [Notary Public's Seal]

                                   SCHEDULE 1

                                       to

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


Land situated in the County of Hennepin, State of Minnesota, and more particularly described as follows:

         Lot 1, Block 1, Normandale Center 2nd Addition, according to the plat thereof on file or of record in the office of the Registrar of Titles, Hennepin County, Minnesota.

                                   SCHEDULE 2

                                       to

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                               [Copy of the Lease]

           [Intentionally Omitted from Copy Submitted for Recording.]